UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2026

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Road, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2026, Perdoceo Education Corporation, a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with South University – Member, Inc., a Delaware nonprofit, nonstock corporation (“Seller”), providing for the acquisition by the Company of 100% of the membership interests of South University Savannah, LLC, a Georgia limited liability company (“South” or “South University” and such acquisition, the “Transaction”).

South, together with its subsidiaries, is one of the nation’s leading universities offering postsecondary training and licensing programs, primarily in nursing, healthcare, pharmacy, business & technology, legal studies, public administration and public health. Founded in 1899 in Savannah, Georgia, South University serves students through eleven (11) campus locations across Georgia, Florida, Alabama, South Carolina, Virginia, Texas and North Carolina, and through South University Online. South is institutionally accredited by the Southern Association of Colleges and Schools Commission on Colleges (“SACSCOC”) through 2034. For the year ended December 31, 2025, South had unaudited revenues of approximately $291 million and adjusted operating income of approximately $34 million. Adjusted operating income in a non-GAAP financial measure and was calculated by adding depreciation, amortization and interest to South’s net income. South had served approximately 10,500 undergraduate and graduate students that were registered for courses during 2025. Following the closing, South will operate as a for-profit institution.

Under the terms of the Purchase Agreement, the initial cash payment of $150 million due on the closing date of the Transaction will be subject to adjustment for cash, net working capital, and certain agreed upon debt-like items, in each case based on South’s balance sheet as of beginning of April 2027, and indebtedness and seller transaction expenses outstanding at closing. The Company is also expected to pay: (i) an additional $18 million in deferred cash consideration paid out in installments over 24 months following closing of the Transaction; and (ii) dependent upon achievement of certain milestones, up to $56 million in earn-out cash payments tied to specified EBITDA thresholds for fiscal years 2027, 2028 and 2029. The purchase price and the deferred consideration and earn-out payments, if any, are expected to be funded fully using the Company’s available cash balances.

The Purchase Agreement contains customary representations and warranties of the Company for the benefit of South, and customary representations and warranties regarding Seller, South and its subsidiaries, for the benefit of the Company. The Purchase Agreement also contains customary covenants, including, among others, covenants of the Company and South to cooperate and use reasonable best efforts to obtain the required pre-closing educational consents for the Transaction, covenants requiring South to conduct its business in the ordinary course consistent with past practice and to not solicit proposals relating to alternative transactions. The representations and warranties contained in the Purchase Agreement will not survive the closing and the Company’s primary recourse with respect to damages resulting from a breach of such representations and warranties of Seller will be pursuant to a buyer-side representations and warranties insurance policy issued to the Company. The buyer-side representations and warranties insurance policy is subject to customary conditions, exclusions and deductibles and will survive for at least three years from the closing.

The Company expects to complete the acquisition as early as April 2027, subject to the satisfaction of conditions contained in the Purchase Agreement, including, among others, (a) receipt of certain third party consents, including from applicable educational regulatory agencies, (b) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) the absence of injunctions or other legal restraints prohibiting the transactions contemplated by the Purchase Agreement, (d) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement and (e) compliance by the parties with their respective pre-closing covenants in the Purchase Agreement.

The Purchase Agreement may be terminated in certain circumstances, including if the closing of the transactions contemplated under the Purchase Agreement has not occurred by July 9, 2027. Additionally, upon termination of the Purchase Agreement by either the Company or Seller under certain, specified circumstances, the Company will be required to pay Seller a termination fee of up to $20 million.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company, Seller or South. The representations, warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 7.01	Regulation FD Disclosure

On September 14, 2026, the Company issued a press release reporting the Company’s entry into the Purchase Agreement and reaffirming that the Company remains on track to achieve its full year adjusted operating income outlook of $258 million to $263 million, as provided in the Company’s previous quarterly earnings release, subject to the assumptions and factors set forth therein. A copy of the press release is being furnished as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this Current Report on Form 8-K, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “intend,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: conditions to the completion of the proposed transactions contemplated by the Purchase Agreement, such as required regulatory clearances and educational agency approvals, not being satisfied; the failure to obtain approval of the change in ownership and control from the

U.S. Department of Education, SACSCOC, programmatic accreditors or state educational agencies, or the imposition of adverse conditions in connection with any such approval; risks associated with the conversion of the acquired institution from non-profit to for-profit status, including state attorneys general review; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Purchase Agreement; Perdoceo being unable to achieve the anticipated benefits of the transaction contemplated by the Purchase Agreement; the acquired business not performing as expected; Perdoceo assuming unexpected risks, liabilities and obligations of the acquired business; significant transaction costs associated with the transaction contemplated by the Purchase Agreement; the risk that disruptions from the transaction contemplated by the Purchase Agreement will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction contemplated by the Purchase Agreement; and other factors relating to the Perdoceo’s operations and financial performance discussed in its filings with the Securities and Exchange Commission. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by Item 601 of Regulation S-K are listed in the “Exhibit Index” which is contained in this Current Report on Form 8-K and are incorporated by reference herein.

Exhibit Index

Exhibit Number	Description of Exhibits

2.1*	Membership Interest Purchase Agreement, dated September 14, 2026 by and between Perdoceo Education Corporation and South University – Member, Inc.

99.1	Press release of the Company dated September 14, 2026 reporting the Company’s entry into the Purchase Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules, exhibits and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Ashish R. Ghia
Ashish R. Ghia
Senior Vice President and Chief Financial Officer

Date: September 14, 2026